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                                   EXHIBIT 5.1

                                                            December 22, 1995

Hyperion Software Corporation
777 Long Ridge Road
Stamford, Connecticut  06902

         RE:      Registration Statement on Form S-8
         Relating to the Hyperion Software Corporation 1991 Stock Plan (hereinafter the "Plan")

Ladies and Gentlemen:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by Hyperion Software Corporation (the "Company") on or about December 27, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,600,000 shares of Common Stock, $.01 par value, of the Company issued or issuable pursuant to the Plan (the "Shares").

         We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificate of incorporation, as amended, the Company's by-laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

         We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ TESTA, HURWITZ & THIBEAULT
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                                           TESTA, HURWITZ & THIBEAULT